SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 20, 2003

                     NORD PACIFIC LIMITED
(Exact name of Registrant as specified in its charter)

New Brunswick, Canada	000-19182	Not Applicable
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

40 Wellington Row, Suite 2100, Scotia Plaza
Saint John, New Brunswick, Canada                    E2L 4S3
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (506) 633-3800

Item 4:  Changes in Registrant's Certifying Accountant.

On December 4, 2003, pursuant to authorization by our Board of Directors, we engaged Stark Winter Schenkein & Co., LLP of Denver, Colorado ("SWS") to serve as our independent public accountant for the years ending December 31, 2002 and December 31, 2003.

During our two most recent fiscal years ended December 31, 2001 and December 31, 2002 and the period from January 1, 2003 to the date of engaging SWS as stated above, we did not consult with SWS with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 5.  Other Events.

On December 20, 2003, Nord Pacific Limited ("Nord Pacific") entered into an arrangement agreement with Allied Gold Limited ("Allied Gold") under which Allied Gold will acquire all of the outstanding shares of Nord Pacific under a Plan of Arrangement.  Concurrently, Nord Pacific and Allied Gold entered into a Credit Facility Agreement under which Allied Gold agreed to loan up to $5.4 million to Nord Pacific to fund capital requirements of joint ventures and to fund ongoing corporate costs.  On December 22, 2003, Nord Pacific issued a press release regarding these matters, a copy of which is attached as Exhibit 99 and incorporated herein by reference.  Additional information regarding these transactions is stated below.

Completion of the Plan of Arrangement is subject to various conditions.  These conditions include court approval of the arrangement in New Brunswick, regulatory approvals, approval of the arrangement by the shareholders of both Nord Pacific and Allied Gold, the continued accuracy of representations and warranties, Allied Gold's satisfaction with results of its due diligence review of Nord Pacific and no adverse changes affecting Nord Pacific or its joint ventures.  The arrangement agreement provides that Nord Pacific will seek a court order approving the arrangement and providing that the arrangement must be approved by two-thirds of the votes cast by Nord Pacific shareholders and Nord Pacific option holders, with Nord Pacific shareholders being entitled to one vote for each Nord Pacific share held and Nord Pacific option holders being entitled to one vote for each Nord Pacific share issuable pursuant to a Nord Pacific option.

The arrangement agreement also contains covenants on the part of Nord Pacific.  They include not incurring liens or new indebtedness for borrowed money, conferring with Allied Gold as to operational matters related to the joint ventures of Nord Pacific, obtaining prior approval of Allied Gold (which approval will not be unreasonably withheld) for material decisions relating to those joint ventures and compliance with the credit facility agreement with Allied Gold.

The credit facility agreement allows Nord Pacific to obtain advances from Allied Gold of up to a maximum of U.S. $5,400,000.  Of this amount, Allied Gold has committed to loan up to U.S. $2,300,000 and may at its option loan up to an additional U.S. $3,000,000.  The credit facility is not a revolving loan.  Nord Pacific may obtain these advances through June 30, 2004.  All advances under the credit facility agreement have a maturity date of December 31, 2005.  Nord Pacific is to pay to Allied Gold a facility fee of U.S. $50,000 on the maturity date, any accelerated due date of the advances or termination of the committed or optional financing amounts.

All principal of the advances is due on the maturity date.  Nord Pacific may not prepay the principal of the advances except upon termination of the arrangement agreement in certain circumstances.  Interest on the advances is LIBOR plus 2% per annum, is compounded monthly and is payable on demand or in any event no later than the maturity date.  The principal amount of the notes given for the advances under the credit facility agreement can be converted by Allied Gold into shares of Nord Pacific, as described in the attached press release.

The obligation of Allied Gold to make each advance is subject to various conditions, including the continued accuracy of representations and warranties, no change with a material adverse effect on Nord Pacific, and the arrangement agreement remaining in full force and effect without a default on the part of Nord Pacific.  The credit facility agreement also contains covenants on the part of Nord Pacific, including that Nord Pacific will comply with the arrangement agreement, not incur liens or security interests except permitted encumbrances, not incur additional indebtedness except permitted debt, not sell assets, not change its business and maintain a board of directors consisting of three or four members.

As required by Allied Gold, Nord Pacific entered into a new executive employment agreement with Mark R. Welch, Nord Pacific's President and Chief Executive Officer.  Under the employment agreement, the parties terminated a previously-existing severance agreement and a previously-existing retirement benefits agreement between Nord Pacific and Mr. Welch.  The employment agreement sets forth Mr. Welch's monthly salary and his benefit package.  The employment agreement has a term ending December 31, 2004 with possible earlier termination, including upon one month's written notice by Nord Pacific or Mr. Welch.  If Nord Pacific terminates Mr. Welch's employment for any reason other than cause, he is to receive a separation package including his base salary for the period of time remaining in the term of the agreement.

Nord Resources Corporation and certain directors and management of Nord Pacific have each signed a support agreement with Allied Gold.  A copy of the form of this agreement is attached as an exhibit to this Report.  The agreement provides for the shareholder to vote all Nord Pacific shares and Nord Pacific options owned by the shareholder or over which the shareholder exercises control or direction in favor of the arrangement at the meeting of shareholders called to consider the arrangement, provided the board of directors of Nord Pacific is then recommending that the shareholders vote in favor of the arrangement.  The shareholder also agrees, among other things, not to purchase or sell any Nord Pacific shares or options.  The parties to the support agreement and the approximate number of shares and options of Nord Pacific over which each of them is shown in the support agreements as having beneficial ownership or the right to exercise control and direction are:  Nord Resources Corporation, 3,697,561 shares and -0- options; Mark R. Welch, 412,800 shares and 94,000 options; John B. Roberts, 401,000 shares and 32,000 options; Lucile Lansing, 400,000 shares and 16,000 options; and the Trustee of the Retirement Trust for Mark R. and Sharon S. Welch, 4,000,000 shares and -0- options; for a total of 8,911,361 shares and 142,000 options.

In connection with the arrangement agreement, Nord Pacific and individual directors settled all litigation with Nord Resources Corporation and associated parties as described in the attached press release.

The forgoing summary is qualified in its entirety by reference to the text of the arrangement agreement, credit facility agreement, employment agreement and form of support agreement, each of which is filed as an exhibit hereto and hereby incorporated by reference.

Item 7.  Financial Statements and Exhibits.

The following exhibits are furnished with this Report.

Exhibit Number	Document
10.1	Arrangement Agreement, dated December 20, 2003 between Allied Gold Limited and Nord Pacific Limited.
10.2	Credit Facility Agreement, dated December 20, 2003 between Allied Gold Limited and Nord Pacific Limited.
10.3	Executive Employment Agreement, dated December 17, 2003 between Nord Pacific Limited, Hicor Corporation and Mark R. Welch.
10.4

Form of Support Agreement, dated December 20, 2003 between Allied Gold Limited and each of Nord Resources Corporation, Mark R. Welch, John B. Robert, Lucile Lansing and Trustee of Retirement Trust for the benefit of Mark R. and Sharon S. Welch.

99	Press Release, dated December 22, 2003 and issued on December 22, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

          Nord Pacific Limited
               (Registrant)

Date:  December 23, 2003                                    By:  /s/ Mark R. Welch
                                                                                    Mark R. Welch
                                                                                    President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Arrangement Agreement, dated December 20, 2003 between Allied Gold Limited and Nord Pacific Limited.

10.2	Credit Facility Agreement, dated December 20, 2003 between Allied Gold Limited and Nord Pacific Limited.

10.3	Executive Employment Agreement, dated December 17, 2003 between Nord Pacific Limited, Hicor Corporation and Mark R. Welch.

10.4

Form of Support Agreement, dated December 20, 2003 between Allied Gold Limited and each of Nord Resources Corporation, Mark R. Welch, John B. Robert, Lucile Lansing and Trustee of Retirement Trust for the benefit of Mark R. and Sharon S. Welch.

99	Press Release, dated December 22, 2003 and issued on December 22, 2003.